EXHIBIT 99.1

Innovation Pharmaceuticals Announces Pre-IND Meeting Request Granted by FDA for the Study of Brilacidin for the Treatment of COVID-19

WAKEFIELD, MA – October 2, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company, today announced that earlier this week the Company submitted a pre-IND meeting request to the FDA in advance of a planned study of Brilacidin, a defensin-mimetic drug candidate, for the treatment of COVID-19. The request for the pre-IND meeting follows the FDA guidance issued in May 2020, “COVID-19 Public Health Emergency: General Considerations for Pre-IND Meeting Requests for COVID-19 Related Drugs and Biological Products”. Confirmation of the meeting being granted by FDA, with return of written responses, has been received.

In the application, the Company has requested regulatory guidance on its planned Phase 2, randomized, double-blind, placebo-controlled, multi-center study to evaluate the efficacy and safety of Brilacidin in hospitalized patients with COVID-19. Target enrollment is 120 patients, with a planned interim analysis.Extensive pre-clinical research, nearing completion, conducted at independent laboratories reinforces the antiviral potential of Brilacidin against SARS-CoV-2, the novel coronavirus responsible for COVID-19. Numerous hospitals and provider networks domestically and abroad have expressed a strong interest in participating in the Brilacidin for COVID-19 clinical trial. Given such interest in Brilacidin, the Company anticipates the planned COVID-19 trial can be rapidly recruited and completed.

Global COVID-19 Cases and Mortality

An online tool tracking COVID-19 cases and mortality, both in the U.S. and globally, can be found on the Company’s website (http://www.ipharminc.com), and at the following link: https://ipixcovid19tracker.com/

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About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Brilacidin, based on promising in vitro antiviral activity against SARS-CoV-2, is being evaluated as a potential treatment for COVID-19. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com.

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Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning the future execution of a definitive agreement with a global pharmaceutical company and the anticipated terms thereof, our future drug development plans, statements regarding the antiviral capabilities and therapeutic potential of Brilacidin and its impact on SARS-CoV-2 (COVID-19) and other coronaviruses; no assurances also are made or implied that any grant submissions will be successful. Other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks but not limited to risks related to conducting pre-clinical studies and clinical trials and seeking IND regulatory approval for Brilacidin and Kevetrin; that prior test results may not be replicated in future studies and trials, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT

Innovation Pharmaceuticals, Inc.
Leo Ehrlich

info@ipharminc.com

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